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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-207290) and related Prospectus of Vitae Pharmaceuticals, Inc. for the registration of up to $200,000,000 of its common stock, preferred stock, warrants, debt securities, rights to purchase common stock, preferred stock, and debt securities, and units and to the incorporation by reference therein of our report dated March 31, 2015, with respect to the financial statements of Vitae Pharmaceuticals, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Philadelphia, PA
October 30, 2015

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM